Exhibit 21.1

LIST OF SUBSIDIARIES OF GENERAL MARITIME CORPORATION

NAME OF SUBSIDIARY	JURISDICTION OF FORMATION

General Maritime Management LLC	Marshall Islands
General Maritime Management (UK) LLC	Marshall Islands
General Maritime Management (Hellas) Ltd.	Liberia
General Maritime Management (Portugal) LDA.	Marshall Islands
General Maritime Management (Portugal) Limitada	Portugal
General Maritime Crewing Private Limited (Singapore Corporation)	Singapore
General Maritime Crewing Private Limited (India Division Office)	Singapore
General Maritime Crewing Private Limited (Russia Corporation)	Russia
Genmar Trader Ltd.
(499 shares owned by GMR; 1 share owned by GMR Trader LLC)	Malta
Genmar Kentucky Ltd.
(499 shares owned by GMR Admin; 1 share owned by GMR Malta LLC)	Malta
Genmar West Virginia Ltd.
(499 shares owned by GMR Admin; 1 share owned by GMR Malta LLC)	Malta
GMR Administration Corp.	Marshall Islands
GMR Agamemnon LLC	Liberia
GMR Ajax LLC	Liberia
GMR Alexandra LLC	Marshall Islands
GMR Argus LLC	Marshall Islands
GMR Challenger LLC	Liberia
GMR Champ LLC	Liberia
GMR Chartering LLC	United States
GMR Commander LLC	Liberia
GMR Constantine LLC	Liberia
GMR Defiance LLC	Liberia
GMR Endurance LLC	Liberia
GMR Gulf LLC	Marshall Islands
GMR Harriet G. LLC	Liberia
GMR Hector LLC	Marshall Islands
GMR Honour LLC	Liberia
GMR Hope LLC	Marshall Islands
GMR Horn LLC	Marshall Islands
GMR Kestrel LLC	Marshall Islands
GMR Leonidas LLC	Marshall Islands
GMR Minotaur LLC	Liberia
GMR Newbuilding 1 LLC	Isle of Man
GMR Newbuilding 2 LLC	Isle of Man
GMR Newbuilding 3 LLC	Isle of Man
GMR Newbuilding 4 LLC	Isle of Man
GMR Orion LLC	Marshall Islands
GMR Pacific LLC	Liberia
GMR Pericles LLC	Marshall Islands
GMR Phoenix LLC	Marshall Islands
GMR Princess LLC	Liberia
GMR Progress LLC	Liberia
GMR Revenge LLC	Liberia
GMR Spartiate LLC	Marshall Islands
GMR Spyridon LLC	Marshall Islands
GMR Star LLC	Liberia
GMR Strength LLC	Liberia
GMR Sun LLC	Marshall Islands
GMR Trader LLC	Liberia
GMR Trust LLC	Liberia